LOAN AND SECURITY AGREEMENT
                           ---------------------------


         The parties to this Loan and Security Agreement ("Agreement") are Re-Track, USA, Inc. (RETRACK), Martin Kelly (Kelly) and PERRY ROWAN SMITH JR. REVOKABLE TRUST (SMITH) (collectively the "Parties").

         WHEREAS, the RETRACK desires to corporate obtain financing for the continuing implementation of its Syringe Technology; and

         WHEREAS, the SMITH desires to provide a portion of that financing under the following terms and conditions;

         THEREFORE, in consideration of the mutual promises exchanged and other good and valuable consideration passing between the Parties, the receipt and sufficiency of which is hereby acknowledged and confessed the Parties agree as follows:

         1. SMITH agrees to provide RETRACK with the sum of Two hundred thousand Dollars ($200,000.00) by transferring these funds to the account of Michael Haining and Alton W. Payne, P.C., to be used for the acquisition of various patents and patent applications and other patent rights and the funding of that certain Settlement and Release Agreement dated ___________ among Alton Payne, Alton W. Payne P.C., Delmar L. Sroufe, and Sroufe, Payne & Lundeen, L.L.P. Michael L. Haining, Safe Tech Medical Products, Inc., Martin Kelly, Rex Green, Entertainment & Holdings Inc. and Re-Track, USA, Inc.

         2. RETRACT agrees to sign the attached promissory note in the amount of $200,000.00 for a term of nine (9) months with interest to be paid at the rate of twelve (12%) percent per annum, and by causing exactly Ten (10%) percent of the equity in RETRACT (approximately 890,000 shares) to be issued in the name of SMITH. Such shares of stock shall contain a restriction stamped on the certificate pursuant to Rule 144. RETRACK agrees to provide piggy-back registration rights, as it relates to the issuance of these shares; however, such rights are subject to underwriters' approval. SMITH shall execute the documentation necessary for the issuance of these shares by RETRACK. SMITH shall have the right to exchange all of his stock in RETRACT for an equivalent amount of stock in any subsidiary of RETRACT at his discretion before the stock in such subsidiary is free trading. And in the event that an underwriter for the purpose of an IPO (Initial Public Offering) of RETRACT or its subsidiary, including the filing of all necessary document required by the Security Exchange Commission to consummate the IPO by November 28, 1998, then SMITH shall have the right at his discretion to have any or all patents described herein be immediately assigned to SMITH free and clear of any liens or encumbrances; provided however, SMITH shall give RETRACT 30 days written notice that of his intent to have the patents assigned. Upon receiving such notice of SMITH's intent RETRACK may pay the full amount of the note that is then due and owing, including interest, within that 30 day notice period and SMITH shall release its security interest in the patents.

                                    Page -1-

         3. RETRACT, and its officers and directors hereby warrant and agree that they shall not sell, transfer, borrow or divest, or in any way encumber these patents without written permission by SMITH at any time prior to the payment in full of the promissory note. RETRACK hereby agrees and warrants that it shall be responsible for any maintenance or upkeep on all patents so they shall remain in full force and effect.

         4. RETRACT hereby grants to SMITH a security interest in its Syringe technology, including the patents and patent applications listed on the attached Exhibit 1.

         5. Kelly hereby grants an option to SMITH for the acquisition of up to 25% of Kelly's interest in RETRACK or any of its subsidiaries. Kelly currently owns 6,500,000 shares of RETRACK or approximately 87%. SMITH has the right to purchase these shares at the price of $2.00 per share and this option shall remain open for 18 months from the date of the execution of this Agreement. This option is personal in nature and shall not be conveyed or assigned without the express written consent of Kelly. Kelly shall have the sole and exclusive right to determine if such option to purchase may be assigned, without liability for withholding his consent.

         6. The Parties acknowledge that additional documentation may be required by any underwriter, the SEC or any other state or federal agency at a later date and hereby agree to execute the documentation necessary to facilitate the agreements expressed herein.

         7. The Parties acknowledge and warrant that they have read and understand this Agreement. The Parties execute this Agreement of their own free will after having had an opportunity to discuss its provisions with an attorney of their choice. The Parties warrant that, as of the date of execution, no representations have been made other than the written provisions in this Agreement and that they do not rely on any representations other than those stated in this Agreement. The undersigned warrant that they are authorized to execute this Agreement on behalf of the Parties in the capacities stated, and that they are legally competent to execute this Agreement and bind each party for whom they sign.

         8. The undersigned each warrant that the respective corporation for whom they execute this Agreement is a duly organized, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to execute, deliver, and perform this Agreement, and that the execution and delivery of this Agreement is duly and validly authorized by all necessary corporate action so as to be a valid and binding obligation of the respective corporation.

                                    Page -2-

         9. ARBITRATION. Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the expedited commercial arbitration rules of the American Arbitration Association. There shall be appointed three (3) arbitrators, one who is appointed by the Kelly, one who is appointed by SMITH and the third shall be appointed by the two appointed arbitrators. Judgment upon the awarded granted by the arbitrators may be entered in any court having jurisdiction. The parties agree that any arbitration shall be completed within one year from the date that one party notifies the other in writing that such a claim or controversy exists. The location of the arbitration shall be Houston, Texas, unless mutually agreed upon by all parties.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         11. This Settlement and Release Agreement may be executed in multiple originals of equal dignity.

                                    Page -3-

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written below.


                                               PERRY ROWAN SMITH REVOKABLE TRUST



                                               By:  /S/ P. ROWAN SMITH
                                                    ----------------------------
Date:  7-1-98                                  Title: Owner
     --------------------                             --------------------------


                                               Re-Track, USA, Inc.



                                               By: /s/ Martin Kelly
                                                   -----------------------------
Date:  6-30-1998                               Title: President, CEO
     --------------------                             --------------------------






Date:  6-30-1998                               /S/ MARTIN KELLY
      -------------------                      ---------------------------------

                                    EXHIBIT 1
                                    ---------

1.       SYRINGE PATENTS
         ---------------

         (a)      Standard Retractable Needle Syringe

U.S.              Foreign

4,790,822         Belgium           Pat. No. 0 388 137
4,950,251         Germany           Pat. No. 690 09 248.2-08
5,152,750         France            Pat. No. 0 388 137
5,342,323         Great Britain     Pat. No. 0 388 137
                  Italy             Pat. No. 0 388 137
                  Netherlands       Pat. No. 0 388 137
                  Sweden            Pat. No. 0 388 137
                  Mexico            Pat. No. 173,117
                  Mexico            Pat. No. 177,859
                  Taiwan            Pat. No. UN- 76031
                  Australia         Pat. No. 657,885

         (b) Retractable Needle Dental Syringe

U.S.              Foreign
5,453,093         None



         I, Michael L. Haining, the patentee, by these presents do sell, assign and transfer unto said assignee the entire right, title and interest in and to the above referenced patents; the same to be held and enjoyed by the said assignee for his own use and behoof, and for his legal representatives and assigns, to the full end of the term for which said Patent is granted, as fully and entirely as the same would have been held by me had this assignment and sale not been made.

Executed this 1 day of July, 1998,
at ____________________________________________________________.



                                                /S/ Michael L. Haining
                                                --------------------------------
                                                Michael L. Haining

                                                /S/ Michael L. Haining
                                                --------------------------------
                                                Safe Tech Medical Products, Inc.
                                                Michael L. Haining, President

2.       SYRINGE APPLICATION
         -------------------

U.S.                       Foreign
None pending               Korea        Application No. 3506/1990
                           Canada       Application No. 2,032,730-8
                           Japan        Application No. 401754/90
                           Europe       Application No. 92 91 1991.5
                                        Austria
                                        Belgium
                                        Switzerland and Liechtenstein
                                        Germany
                                        France
                                        United Kingdom
                                        Italy
                                        Luxembourg
                                        Netherlands
                                        Sweden
                                        Spain
                                        Portugal

                  India Application No. 854/De1/92
                  Malaysia Application No. PI 9201716


         I, Michael L. Haining, the patentee, by these presents do sell, assign and transfer unto said assignee the entire right, title and interest in and to the above referenced patents; the same to be held and enjoyed by the said assignee for his own use and behoof, and for his legal representatives and assigns, to the full end of the term for which said Patent is granted, as fully and entirely as the same would have been held by me had this assignment and sale not been made.

Executed this 1 day of July, 1998,
at ____________________________________________________________.




                                                /S/ Michael L. Haining
                                                --------------------------------
                                                Michael L. Haining

                                                /S/ Michael L. Haining
                                                --------------------------------
                                                Safe Tech Medical Products, Inc.
                                                Michael L. Haining, President

                                 PROMISSORY NOTE
                                 ---------------


$200,000.00                                                         July 1, 1998


         FOR VALUE RECEIVED, Re-Track USA, Inc., a New York Corporation, hereinafter referred to as "Maker", promises to pay to the order of ROWAN SMITH, OR HIS DESIGNEE, hereinafter called "Payee", at 4900 Woodway, Suite 880, Houston, Texas 77056, or at such other place as the Payee or any other holder hereof may designate, the principal sum of two hundred thousand Dollars ($200,000.00), in lawful money of the United States of America, together with interest on the whole of the principal amount hereof from time to time remaining unpaid from the date hereof until maturity at a per-annum rate of interest (based on 360 days, and for the actual number of days elapsed) equal to the lesser of (a) twelve percent (12.0%) per annum, or (b) the "Maximum Legal Rate of Interest" (as hereinafter defined).

         The term of this Note is nine (9) months. Privilege is reserved to prepay at any time, without premium or fee, the entire indebtedness or any part hereof. At the end of the term of this Note, the entire remaining balance of principal and interest due and owing hereunder, if any, shall be due and payable.

         This Note, to the extent of the full face amount hereof, evidences the indebtedness of the Maker to Payee by virtue of monies loaned to the Maker at Maker's special instance and request, and the payment hereof is secured by the following:

                  All Syringe technology, including all patents and patent applications listed on Exhibit 1.

         All past-due principal and interest on this Note shall bear interest from the date it is due until the date of payment at the Maximum Legal Rate of Interest.

         It is expressly understood, however, that nothing contained in the Security Agreement, executed herewith, any other agreement, instrument or document executed by Maker, or otherwise, shall affect or impair the right, which is unconditional and absolute, of the holder hereof to enforce payment of all sums due under this Note at or after maturity, whether by acceleration or otherwise, or shall affect the Obligation of Maker, which is also unconditional and absolute, to pay the sums payable under this Note in accordance with its terms.

         As used herein, the term "Maximum Legal Rate of Interest" shall mean and refer to the maximum rate of non-usurious interest, if any, that Payee may from time to time charge Maker and in regard to which Maker would be prevented from successfully raising the claim or defense of usury under applicable state or federal law as now, or to the extent permitted by law, as may hereafter be in effect (said law permitting the highest rate being herein referred to as the "Interest Law"). Unless changed in accordance with law, the applicable interest rate ceiling under Texas law shall be the weekly (indicated) rate ceiling, from time to time in effect, as provided in Article 5069-1.04 of the Texas Revised Civil Statutes, as amended. It is the intention of Maker and Payee to conform strictly to the Interest Law applicable to this loan transaction. Accordingly, it is agreed that notwithstanding any provision contained herein, or in any document securing the payment hereof, or in any document otherwise relating thereto (Security Instruments), the aggregate of all interest and any other charges or consideration constituting interest under applicable Interest Law that is taken, reserved, contracted for, charged or received under this Note, or under any of the Security Instruments or otherwise in connection with this loan transaction, shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law applicable to this loan transaction. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the Security Instruments, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor Maker's legal representatives, successors or assigns or any other party liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount allowed by the Interest Law applicable to this loan transaction, (c) any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be credited on this Note by Payee (or if this Note shall have been paid in full, refunded to Maker) and (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest allowed under such Interest Law as now or hereafter construed by Courts of appropriate jurisdiction. All sums paid or agreed to be paid by the Payee for the use, forbearance or detention of the indebtedness represented hereby shall, to the extent permitted by the Interest Law applicable to this loan transaction, be amortized, prorated, allocated and spread throughout the full term of this Note.

         If default shall be made in the payment of principal or interest on this Note, as the same becomes due and payable, or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in any instrument or document given to secure this Note or relating to this Note, or should Maker or any endorser, surety or guarantor hereof become insolvent or commit an act of bankruptcy or make an assignment for the benefit of creditors or authorize the filing of a voluntary petition in bankruptcy, or should a receiver of any of the property of Maker be appointed, or should involuntary bankruptcy proceedings be filed or threatened against Maker or any endorser, surety or guarantor hereof, then in any of such events, Payee or any other holder hereof may, at its option, and without notice, declare the entirety of this Note and any other note or notes executed by Maker and held by Payee or any other holder hereof, together with all accrued but unpaid interest hereof and thereon, immediately due and payable and to foreclose all liens securing payment of same.

         If this Note is not paid at maturity, however such maturity may be brought about, and same is placed in the hands of an attorney for collection, or if collected by suit or through bankruptcy, probate, receivership or other legal or judicial proceedings, the Maker hereof agrees to pay an additional amount of ten percent (10%) upon the principal and interest hereof then owing as costs of collection and attorney's fees, or such other amount as may be reasonable.

         This Note is executed under and shall be governed by the laws of the State of Texas, except to the extent that limitations as to interest rate charges shall be governed by the laws of the State of Texas and of the United States of America.

                                                  RE-TRACK LISA, INC.


                                         BY: /S/ Martin Kelly
                                            ------------------------------------
                                                      Martin Kelly, President

                                         Date:  6/30/98
                                              ----------------------------------



STATE OF NEW YORK        ss.
                         SS.
COUNTY OF                ss.

         BEFORE ME, the undersigned authority, on this day personally appeared Martin Kelly, President of Re-Track LISA, Inc., who, being by me first duly sworn slated that he has thoroughly read the foregoing Promissory Note and the facts stated therein are true correct.

         SUBSCRIBED AND SWORN TO, BEFORE ME, on this the .________day of ____________,1998.

                             MEMORANDUM OF AGREEMENT
                             -----------------------


         This Memorandum of Agreement is made on the day, month and year hereinafter written by and between P. ROWAN SMITH. JR. ("SMITH"), MARTIN KELLY ("KELLY") AND RE-TRACK USA, INC. ("RE-TRACK"), a Delaware corporation, with respect to certain outstanding indebtedness (the "DEBT") to THE PERRY ROWAN SMITH, JR. REVOCABLE TRUST (the "TRUST"), upon the following terms and conditions, and thus:

         1. Smith will cause the Trust to renew and extend the current maturity date of the Debt upon the following terms:

                  a. The maturity date will be renewed and extended until March 31, 2000. If Re-Track is not otherwise in default of its obligations to Smith and/or Trust on said maturity date, Re-Track may at its option renew and extend the maturity date until March 31, 2001, PROVIDED Re-Track reduces the principal sum of the Debt by an amount equal to $25,000 and pays all accrued interest thereon. Further, if Re-Track is not otherwise in default of its obligations to Smith and/or Trust on March 31, 2001, Re-Track may at its option renew and extend the maturity date until March 31, 2002, PROVIDED Re-Track reduces the principal sum of the Debt by an amount equal to $25,000 and pays all accrued interest thereon. Further if Re-Track is not otherwise in default of its obligations to Smith and/or Trust on March 31, 2002, Re-Track may at its option renew and extend the maturity date until March 31, 2003, PROVIDED Re-Track reduces the principal sum of the Debt by an amount equal to $25,000 and pays al1 accrued interest thereon. Further, if Re-Track is not otherwise in default of its obligations to Smith and/or Trust on March 31, 2003, Re-Track may at its option renew and extend the maturity date until March 31, 2004, PROVIDED Re-Track reduces the principal sum of the Debt by an amount equal to $25,000 and pays all accrued interest thereon. Further, if Re-Track is not otherwise in default of its obligations to Smith and/or Trust on March 31, 2004, Re-Track may at its option renew and extend the maturity date until March 31, 2005, PROVIDED Re-Track reduces the principa1 sum of the Debt by an amount equal to $25,000 and pays all accrued interest thereon. Each renewal and extension option granted thereunder must be exercised by Re-Track on or before the then current maturity-date or the Debt and the reduction of principal and accrued interest must be paid upon the exercise of the applicable option. Notwithstanding any contrary provision of this Agreement, the Debt sha11 not be renewed or extended beyond March 31, 2005, on which date the entire balance of principal and accrued interest shall be due and payable in full.

                  b. All loan documents, including promissory note and security agreements, will be restated to the Trust's satisfaction whereupon Re-Track will execute, acknowledge, and deliver the same to the Trust. The renewal and extension documents will include a release by Re-Track of all claims, if any, known or unknown, against the Trust and Smith.

                  c. Re-Track will deliver to the Trust such corporate authorizations and required consents as evidenced by appropriate director resolutions and officer certificates as the Trust may require.

         2. Any outstanding stock options granted by Kelly to the Trust will be terminated and cancelled in all respects. Kelly wi11 grant a stock option to Smith or his designee to acquire 1,000,000 shares of Re-Track which are now owned by Kelly. The purchase price per share will be $1.00, and the term of the stock option will be 36 months. The option shares will be adjusted for stock splits, stock dividends, and other recapitalizations so that Smith's percentage of ownership in Re-Track will increase or decrease in the same proportion that the shares of Re-Track which are now owned by Kelly increase or decrease by reason thereof. Smith shall be entitled to approve the form and content of said stock option.

         3. Re-Track will agree to give Smith stock registration rights with respect to said option shares in the event of an initial public offering or secondary offerings that follow thereafter to the same extent that Kelly has stock registration rights. All shares of stock issued to Smith will be fully paid and non-assessable and shall be of equal dignity with all shares of stock owned by Kelly.

         4. Re-Track will grant to Smith or its designee an exclusive license (the "LICENSE") to manufacture, produce, distribute, and sell the disposable hypodermic syringe ("SYRINGE") in the following territories ("TERRITORIES"):

                         a.       Pakistan and India
                         b.       Norway, Sweden, Denmark, and Finland
                         c.       Mexico, Brazil, Argentina, and Chile
                         d, Israel, Jordan, Saudi Arabia, Yemen, Oman, Turkey, Iraq, Iran,
                                  Syria and The United Arab Emirates
                         e.       Continent of Africa

         5. The License term will be 10 years. There wil1 be no fee for the initial term of the License. There will be a royalty paid by the licensee to Re-Track equal to 10% of the sales price paid to the licensee for each Syringe sold by the licensee ("10% ROYALTY"). The 10% Royalty will be due and payable annually within 60 days after the end of each calendar year during the first through the fifth years of the initial term, and thereafter (including the renewal terms), the 10% Royalty will be due and payable semi-annually within 60 days after the end of each semi-annual calendar year. The licensee will furnish and verify to Re-Track an annual statement of sales. If the annual statement differs from the estimated payments, the licensee and Re-Track will promptly adjust any incorrect 10% Royalty payments previously made by the licensee to Re-Track. The scope of the License will extend to all uses for the Syringe. Re-Track will indemnity, defend and hold harmless the licensee from any claims of patent infringement or license rights made by third parties against licensee. Re-Track will make available to the licensee all modifications, enhancements and improvements made or caused to be made by Re-Track to all patents for the Syringe which are owned by Re-Track.

         6. Re-Track will grant to the licensee an option to renew and extend the term of the License perpetually and continuously thereafter on an annual basis so long as the license is not in default of its obligations under the license at the time of the exercise by the licensee of the relevant option. If the licensee fails to exercise its option to renew and extend the term at least 30 days prior to the next expiry date of the license, the license will terminate on said expiry date. The option will be exercisable upon the payment of an annual fee of $25,000 plus the 10% Royalty for each Syringe sold by the license during such renewal form.

         7. The License will be fully transferable by the licensee subject to Re-Track's approval of the transferee PROVIDED such approval shall not be unreasonably withheld, delayed or conditioned by Re-Track. Re-Track will continue to be entitled to receive from the licensee the 10% Royalty following any such transfer but will not be entitled to any additional royalty by reason of any such transfer by the licensee PROVIDED the licensee will pay to Re-Track 20% of all front-end fees paid by the transferee to the licensee related to such transfer.

         8. Re-Track will provide, or cause to be provided, to the licensee at Re-Track's sole cost, expense and risk all technical data, information and other materials that may be necessary or required by the licensee in order to manufacture, produce, distribute, and sell the Syringe.

         9. Re-Track may, at its option, purchase from the licensee up to 10% of all Syringes which are manufactured annually by the licensee, on a non-cumulative basis, at the actual cost to manufacture the Syringe plus 7% together with (a) all sales or similar tax applicable thereto, (b) all special cost to package the Syringes according to Re-Track's specifications, and (c) all freight and shipment charges. Re-Track's rights granted under this paragraph are non-transferable, directly or indirectly, without the licensee's prior written consent and Re-Track will covenant and agree not to market, sell or distribute the Syringes in the Territories.

         10. The parties agree to close the transactions contemplated by this Agreement on or before April 1, 1999. Each of the parties agrees to act in good faith to negotiate and complete the terms of the written agreement evidencing such license and all rights described herein, and each agrees not to unreasonably withhold, delay or condition its approval on any terms or provisions of such agreement.

         11. The parties acknowledge that the failure of any party to fulfill its obligations in accordance with the terms of this Agreement will damage the other parties in a way that could not be adequately compensated by monetary damages. Each of the parties therefore agrees that if it fails or refuses to perform its covenants and obligations under this Agreement, the non-defaulting parties shall be entitled to obtain specific performance by any defaulting party of its covenants and obligations hereunder. The rights and remedies granted in this Agreement in the event of default by any party are cumulative, and the exercise of such rights and remedies shall be without prejudice to the enforcement of any other right or remedy authorized by law or this Agreement.

         12. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach thereof.

         13. Any and all notices required or permitted to be given under this Agreement shall be void and of no effect unless such notice is in written form and is delivered to the person to whom such notice is directed, either in person or deposited in the United States mail, as a registered or certified item, return receipt requested, postage prepaid, addressed to such person at the following address, which address may be changed by delivery of notice in accordance with these notice provisions:

                  If to Smith and/or the Trust:

                           Mr. P. Rowan Smith, Jr.
                           c/o Texas Regional Properties, L.L.P.
                           16420 Park Ten Place, Suite 220
                           Houston, Texas 77084

                  If to Kelly and/or Re-Track:

                           Mr. Martin Kelly
                           Re-Track USA, Inc.
                           22 S. Main St
                           New City, New York 10956

         14. This Agreement shall be interpreted, construed and governed according to the laws of the State of Texas. Venue hereof shall be in Harris County, Texas for all purposes.

         15. This Agreement is executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement.

         16. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect-any other provision thereof; and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         17. This Agreement shall be constitute the sole and only agreement of the parties hereto and supersedes any prior understandings of written or oral agreements between the parties respecting the within subject matter.

         18. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successors, and assigns.

         19. If any legal action is brought by any of the parties hereto, it is expressly agreed that the prevailing party in such action shall be entitled to recover from the other parties reasonable attorney's fees in addition to any other relief that may be sought.

         EXECUTED this 11th day of March 1999.



                                          /S/ P. Rowan Smith Jr.
                                          ----------------------
                                          P. ROWAN SMITH, JR.

                                          /S/ Martin Kelly
                                          --------------------------------------
                                          MARTIN KELLY

                                          RE-TRACK USA, INC.



                                          By: /s/ Martin Kelly
                                             -----------------------------------
                                          Name: Martin Kelly
                                               ---------------------------------
                                          Title: President, CEO
                                               ---------------------------------

                                          THE PERRY ROWAN SMITH, JR.
                                             REVOCABLE TRUST


                                          By:  /s/ P. Rowan Smith
                                             -----------------------------------
                                          Name:  P. Rowan Smith
                                               ---------------------------------
                                          Title: Trustee
                                                --------------------------------

                   FIRST AMENDMENT TO MEMORANDUM OF AGREEMENT
                   ------------------------------------------


         This First Amendment to Memorandum of Agreement ("AMENDMENT") is made on the day, month and year hereinafter written by and between P. ROWAN SMITH, JR. ("SMITH"), MARTIN KELLY ("KELLY") and RE-TRACK USA, INC. ("RE-TRACK"), a Delaware corporation with respect to certain outstanding indebtedness (the "DEBT") to THE PERRY ROWAN SMITH, JR. REVOCABLE TRUST (the "TRUST"), upon the following terms and conditions, and thus:

         WHEREAS, the parties executed on March 11, 1999, a certain Memorandum of agreement with respect to the Debt ("MEMORANDUM"); and

         WHEREAS, the parties now desire and wish to amend the Memorandum.

         NOW, THEREFORE, it is agreed as follows:

         1. Paragraph 1.a. of the Memorandum is hereby amended by deleting the same in its entirety and by substituting the following in its place and stead:

          "The maturity date wi11 be renewed and extended until March 31, 2004, on which date the balance of principal and accrued, unpaid interest shall be due and payable in full. Interest only shall be due and payable in annual installments beginning March 31, 2000, and continuing annually and regularly thereafter until the final maturity date of March 31, 2004."

         2. Paragraph 2. of the Memorandum is hereby amended by adding the following thereto:

          "If Re-Track pays the Debt in full, principal and accrued, unpaid interest, on or before March 31, 2002, and Re-Track successfully completes an initial public offering of its common stock, Smith agrees on Kelly's written demand to exercise said stock option by purchasing at least 225,000 shares of Re-Track at a purchase price per share of $1,00, subject to adjustment as aforesaid, and to complete such purchase within 30 days after receipt of such demand."

         3. Paragraph 4. of the Memorandum is hereby amended by adding the following countries thereto:

             "f.       Argentina
             g.        Bolivia
             h.        Brazil
             i.        Chile
             j.        Columbia
             k.        Equador
             l.        Falkland Islands
             m.        French Guiana
             n.        Guyana
             o.        Paraguay
             p.        Peru
             q.        Sariname
             r.        Uruaguy
             s.        Venezuela
             t.        China"

Each of the above named countries shall be included in the definition of the term "TERRITORIES" as such term is defined and used in the Memorandum and its Amendment.

         4. Paragraph 5. of the Memorandum is hereby amended by adding the following thereto:

         "Smith agrees to advance for the benefit of Re-Track certain patent renewal fees up to $3,391 as set forth in a letter dated 12 March 1999 from Mathys & Squire to Re-Track. Re-Track shall authorize and empower Smith, at his sole cost and expense, to file in the Territories such patents covering the Re-Track Syringe technology, including all current or subsequent modifications, enhancements, improvements and other related intangible rights as Smith in his sole discretion and judgment may deem necessary and proper."

         5. This Amendment shall be interpreted, construed and governed according to the laws of the State of Texas. Venue hereof shall be in Harris County, Texas for all purposes.

         6. This Amendment is executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same Amendment.

         7. In case of any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof; and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         8. This Amendment constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings of written or oral agreements between the parties respecting the within subject matter.

         9. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successors and assigns.

         10. The parties to this Amendment hereby ratify and affirm the Memorandum and stipulate and acknowledge that the same shall remain in full force and effect except as amended hereby.

         EXECUTED this 30th day of March 1999.


                                           /S/ P. Rowan Smith Jr.
                                           ----------------------
                                           P. ROWAN SMITH, JR.


                                           /S/ Martin Kelly
                                           ----------------
                                           MARTIN KELLY


                                           RE-TRACK USA, INC.


                                           By: /s/ Martin Kelly
                                              ----------------------------------
                                           Name: Martin Kelly
                                                --------------------------------
                                           Title: President, CEO
                                                 -------------------------------


                                           THE PERRY ROWAN SMITH, JR.
                                              REVOCABLE TRUST


                                           By:  /s/ P. Rowan Smith, Jr.
                                              ----------------------------------
                                           Name:  P. Rowan Smith, Jr.
                                                --------------------------------
                                           Title:  Owner
                                                 -------------------------------

                      EXTENSION AND MODIFICATION AGREEMENT
                      ------------------------------------


This Extension and Modification Agreement ("AGREEMENT") is made as of October 7, 1999, by and between RE-TRACK USA, INC. ("RETRACK') a Delaware corporation, MARTIN KELLY, an individual residing in ____________________________ County, ("KELLY"), THE PERRY ROWAN SMITH JR. REVOCABLE TRUST (the "TRUST"), and PERRY ROWAN SMITH JR., an individual residing in Harris County, Texas ("SMITH").

                                   WITNESSETH:

         WHEREAS, Retrack, Kelly and the Trust entered into that certain Loan and Security Agreement dated June 30, 1998, (the "LOAN AND SECURITY AGREEMENT") whereby the Trust agreed to provide certain financing to Retrack for the continuing development and implementation of Retrack's syringe technology, as defined therein (the "SYRINGE TECHNOLOGY"), and Retrack and Kelly, among other things, agreed to (i) grant and assign to the Trust certain rights, and security interests in and to the Syringe Technology including, without limitation, Retrack's patent rights and patent applications appurtenant thereto (the "PATENTS"), each as more particularly defined therein; (ii) issue ten percent (10%) of the authorized shares of Retrack stock (approximately 890,000 shares) to the Trust; and (iii) grant to the Trust an option, to be exercised within eighteen (18) months from the effective date of the Loan and Security Agreement, to acquire from Kelly up to twenty-five percent (25%), or 1,625,000 shares, of Kelly's 6,500,000 shares of Retrack stock (the "FIRST OPTION"), all on the terms and conditions and as more particularly set forth therein; and

         WHEREAS, as further consideration for the Loan and Security Agreement Retrack, as Maker, executed that certain Promissory Note dated July 1, 1998, in the original principal amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) payable to the order of Smith or his designee on or before April 1, 1999, together with all unpaid and accrued interest as therein provided (the "Note"); and

         WHEREAS, the indebtedness evidenced by the Note was independently secured by the Syringe Technology and the Patents as also described therein; and

         WHEREAS, Retrack, Kelly, the Trust and Smith entered into that certain Memorandum of Agreement dated March 11, 1999, whereby Smith would cause the Trust to renew and extend the indebtedness evidenced by the Note and secured by the Syringe Technology and the Patents PROVIDED that, among other things, (i) Kelly would grant to Smith, or Smith's designee, a stock option, effective for thirty-six (36) months, to acquire 1,000,000 shares of Retrack stock then owned by Kelly provided such amount of shares would be adjusted in the event of stock splits, dividends or other recapitalizations occurring prior to Smith's exercising such option (the "SECOND OPTION") AND WHICH SECOND OPTION WAS INTENDED TO CANCEL AND REPLACE THE FIRST OPTION; (ii) Retrack would agree to give Smith stock registration rights with respect to the said option shares in the event of an initial public offering or secondary offering following thereafter to the same extent that Kelly has any such stock registration rights;
(iii) Retrack would grant to Smith or Smith's designee an exclusive license agreement to manufacture, produce, distribute and sell retractable hypodermic syringes in certain geographic territories employing or incorporating the Syringe Technology and/or the Patents on the terms described therein (the "EXCLUSIVE LICENSE AGREEMENT"); and (iv) that on or before April 1, 1999, the parties would act in good faith to negotiate and complete the several written agreements necessary to evidence the license agreement and all other rights and transfers contemplated by the Memorandum of Agreement; and

         WHEREAS, Retrack, Kelly, the Trust and Smith entered into that certain First Amendment to Memorandum of Agreement dated March 29, 1999, whereby Retrack, Kelly, the Trust and Smith agreed to modify and amend limited provisions of the Memorandum of Agreement as more specifically set forth therein (the Memorandum of Agreement and the First Amendment to Memorandum Agreement are hereinafter collectively referred to as the "MEMORANDUM AGREEMENT"); and

         WHEREAS, SIMULTANEOUSLY WITH THIS AGREEMENT, RETRACK, SMITH AND THE TRUST SHALL EXECUTE AN EXCLUSIVE LICENSE AGREEMENT (THE "LICENSE AGREEMENT") ATTACHED HERETO AS EXHIBIT A WHICH INCORPORATES THE TERMS AND CONDITIONS OF THE MEMORANDUM AGREEMENT; AND

         WHEREAS, Retrack and Kelly each hereby expressly stipulates and acknowledges for all purposes that Retrack and Kelly have defaulted in the payment of the Note and breached the terms of the Loan and Security Agreement (and each as conditionally renewed, modified or extended by the Memorandum of Agreement) by, among other things, Retrack's failure to make timely payments under the Note to Smith and Retrack's and Kelly's failure to grant, transfer and assign to the Trust and/or Smith all of the security interests including the Patents as required in the Loan and Security Agreement and the Note; and

         WHEREAS, Retrack and Kelly each stipulates, acknowledges and agrees that, although Smith and the Trust in good faith prepared the several written agreements contemplated by the Memorandum of Agreement including, without limitation, the license agreement, Retrack and Kelley refused to execute such agreements and that due to such failure Retrack and Kelly defaulted under the terms of the Memorandum of Agreement; and

         WHEREAS, Retrack stipulates, acknowledges and agrees that the original principal amount of the Note, with all accrued interest owing thereon, remains due and payable and that Smith is entitled to enforce the payment of such indebtedness and foreclose its security interests in and to the Syringe Technology and the Patents as provided in the Note and the Loan and Security Agreement; and

         WHEREAS, Retrack represented to the Trust and to Smith that Retrack is currently engaged in an initial public offering of its stock to raise a minimum of One Million and No/100 Dollars ($1,000,000.00) in capital (the "OFFERING") and now desires to remain the sole and exclusive holder of he world-wide rights to manufacture, produce, distribute and sell hypodermic syringes employing or incorporating the Syringe Technology and the Patents and to terminate all prior understandings and agreements which would grant the Trust and/or Smith an exclusive license of the Syringe Technology and the Patents.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Retrack, Kelly, the Trust and Smith agree as follows:

1.       ABEYANCE AND TERMINATION OF PRIOR AGREEMENTS

         (a) Contingent upon the terms and conditions expressly set forth in this Agreement and the full execution of the License Agreement, the Memorandum Agreement, and all provisions stated therein shall be canceled and forever terminated.

         (b) The First Option and Second Option granted by the Loan and Security Agreement and the Memorandum Agreement are hereby canceled and forever terminated.

2.       COMPLETION OF OFFERING.

         (a) In the event Retrack successfully completes the Offering on or before April 1, 2000, Retrack covenants and agrees to immediately pay the full amount of the remaining original principal balance due under the Note, as modified hereby, together with all interest accrued thereon through such date, to Smith, Smith's designee or any other holder of the Note whereupon Retrack shall thereafter be released from any and all future obligation for the payment of the indebtedness evidenced by the Note. Additionally, upon the successful completion of the Offering and the payment of the remaining original principal balance due under the Note, as modified hereby, together with all interest accrued thereon through such date the License Agreement, described below and executed as part of this Agreement, and all rights granted to Licensee therein, shall be deemed terminated and canceled for all purposes effective as of the date of Retrack's payment of all sums due and owing under the Note.

         (b) The parties hereto stipulate, acknowledge and agree that in the event Retrack fails to successfully complete the Offering on or before April 1, 2000, for whatever reason, the License Agreement shall immediately become effective, binding and enforceable as between the parties thereto. Notwithstanding the foregoing, in the event Retrack, prior to completing the Offering or at any time thereafter (i) defaults or breaches any of the terms and conditions of this Agreement; (ii) files a voluntary petition in United States Bankruptcy Court as a debtor or seeking liquidation or reorganization of its assets for the benefit of its creditors; (iii) makes an assignment of any of its assets or interests for the benefit of creditors; (iv) files a petition for or consents to the appointment of a receiver for the management of its assets or any part thereof; (v) is named as a defendant or insolvent debtor in any petition or cause of action filed by any creditor, or alleged creditor, of Retrack in a United States Bankruptcy Court seeking a reorganization or liquidation of Retrack's assets and such petition or cause of action is not abandoned or dismissed within sixty (60) days from the date of filing; or (vi) undergoes voluntary or involuntary dissolution and as a result thereof forfeits its corporate charter or authority to transact business in any state in which Retrack is presently incorporated or authorized to transact business, then in any of such foregoing events the License Agreement shall immediately become effective, binding and enforceable as between the parties thereto.

3. MODIFICATION AND EXTENSION OF NOTE AND SECURITY. The Note and all terms and conditions thereunder shall be extended and modified as follows:

         (a) Effective as of the date hereof, the original principal balance due under the Note shall be increased by the amount of (i) Eighteen Thousand Two Hundred Sixty Six and 66/100 Dollars ($18,266.66) which amount represents the total accrued and unpaid interest due and payable by Retrack as provided in the Note calculated through April 1, 1999; and (ii) Twenty Thousand and No/100 Dollars ($20,000.00) which amount represents the total amount of attorneys fees incurred and paid by the Trust and/or Smith to prepare and deliver to Retrack and Kelly for execution the Memorandum of Agreement and all of the agreements prepared in connection therewith including, without limitation, a renewal promissory note, security agreement and collateral assignment agreement, call option agreement, escrow agreement, termination of stock option agreement and license agreement. Accordingly, the original principal balance due and payable under the Note as of the date hereof shall be Two Hundred Thirty Eight Thousand Two Hundred Sixty Six and 66/100 Dollars ($238,266.66) and all interest due and payable thereunder shall be at the rates provided under the terms of the Note.

         (b) The Maturity Date, as defined in the Note, shall be renewed and extended to April 1, 2000, and all principal and accrued interest thereon shall not be due and payable until such date except in the event of default by Retrack and/or Kelly of this Agreement or as otherwise provided under the terms of the Note, the Loan and Security Agreement or this Agreement. Additionally, in the event Retrack successfully completes its Offering prior to April 1, 2000, and provided Retrack is not in default of its obligations under this Agreement, Retrack may, at its option, extend the maturity date of the Note for four (4) consecutive periods of one (1) year each upon the payment of all interest accruing to the unpaid original principal balance (as modified herein) remaining due under the Note for the immediately preceding year on or before April 1, 2000, or such subsequently extended maturity date.

         (c) In the event Retrack pays the full amount of the remaining original principal balance due under the Note, as modified hereby, together with all interest accrued thereon through such date, prior to December 31, 1999, the License Agreement executed herewith and all rights granted to Licensee therein, shall be deemed terminated and cancelled for all purposes effective as of the date of Retrack's payment of all sums due and owing under the Note.

         (d) Notwithstanding anything to the contrary contained in this Agreement or otherwise, in the event of any event of default or breach of this Agreement or the Note by Retrack or Kelly, Smith shall be entitled to accelerate the entire amount of the unpaid original principal balance of the Note, as modified hereby, together with all interest accruing thereon without notice whereupon the total amount thereof shall be immediately due and payable by Retrack. In furtherance thereof, Retrack waives all notice of such acceleration and Smith's intent to accelerate for all purposes and covenants and agrees to immediately pay the entire amount due and owing upon such acceleration. Upon such acceleration of the entire remaining balance due under the Note Smith shall further be entitled to enforce all of the security interests provided under the
Note including, without limitation, those interests in and to the Syringe Technology and the Patents and all such other rights, at law and equity to which Smith might otherwise be entitled.

         (e) Retrack acknowledges and agrees that the terms and conditions of this extension and modification of the Note as outlined above shall be fully binding upon Retrack in the same manner and effect as a newly executed promissory note.

         (f) Retrack covenants and agrees that at the request of the Trust it will take all steps necessary to perfect the Note and the security interests granted therein and cooperate in executing a replacement note provided such replacement note contains the same material terms and conditions as the current
Note including the security interests, extensions and modifications specified above.

         (g) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be deemed to modify, amend, limit or extinguish Smith's or the Trust's security interest in and to the Syringe Technology and/or the Patents created by the Loan and Security Agreement and the Note.

4.       CONSIDERATION.

         (a) As consideration for the total and complete termination and release of the First Option and the Second Option provided in the Loan and Security Agreement and the Memorandum of Agreement as set forth above, Retrack shall, within five (5) business days after the full execution of this Agreement, issue and deliver to the Trust 200,000 shares of Retrack common stock. Notwithstanding anything in this Agreement to the contrary, Smith and the Trust shall each be entitled to retain all shares Retrack stock issued to each respectively prior to the date hereof pursuant to the terms of the Loan and Security Agreement, the Memorandum Agreement or otherwise. The 200,000 SHARES OF RETRACK COMMON STOCK ISSUED TO THE TRUST IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT SHALL CONTAIN A RESTRICTION STAMP ON EACH RESPECTIVE SHARE CERTIFICATE ISSUED PURSUANT TO RULE 144. ADDITIONALLY, RETRACK FURTHER COVENANTS AND AGREES TO PROVIDE PIGGY-BACK REGISTRATION RIGHTS, AS SUCH MAY RELATE TO THE ISSUANCE OF THESE SHARES; PROVIDED HOWEVER THAT SUCH RIGHTS SHALL BE SUBJECT TO RETRACK'S UNDERWRITERS' APPROVAL. All shares of Retrack common stock issued to the Trust in accordance with the terms of this Section 4 shall be fully paid and non-assessable and shall be of equal dignity with all shares of Retrack stock owned by Kelly. Contemporaneously with the execution of this Agreement Retrack, at its sole cost and expense, shall prepare and submit to the Trust for its approval all documentation necessary for the issuance of the 200,000 shares of Retrack common stock to the Trust including, without limitation, draft copies of the share certificates to be issued.

         (b) In furtherance of Retrack's desire to be the sole and exclusive holder of the world-wide rights to manufacture, produce, distribute and sell hypodermic syringes employing or incorporating the Syringe Technology and/or the Patents and as further consideration for Smith and the Trust to enter into this Agreement, Retrack agrees to pay a perpetual royalty to the Trust based upon Retrack's use, development, production and sales of such hypodermic syringes incorporating the Syringe Technology and the Patents as follows:

                  (i) Retrack shall pay the Trust a royalty (the "ROYALTY") equal to two percent (2%) of the gross sales of all hypodermic syringes sold by Retrack in any market world-wide (either alone or incorporated into subassemblies or other finished products) employing the Syringe Technology and/or the Patents as defined above and in the License Agreement (the "RETRACK PRODUCT"). As used herein, the terms "GROSS SALES" shall mean all revenue derived from the sale by Retrack of any such Retrack Product which employs or incorporates any or all of the Syringe Technology and/or the Patents and all technological advancements or characteristics associated therewith less any (A) sales or excise taxes paid directly or indirectly by Retrack; (B) any reasonable and customary shipping costs incurred by Retrack in connection with such sales; and (C) normal and customary trade discounts, returns and allowances allowed thereon as part of any valid and enforceable sales agreement.

                  (ii) The royalty payable to the Trust hereunder shall accrue upon the sale of any Retrack Product. A Retrack Product shall be deemed sold at the time full payment for such product is received by Retrack, or its designated representative.

                  (iii) In the event Retrack grants to any third party a license or other right to manufacture, produce, distribute or sell any Retrack Product, Retrack shall pay the Trust (A) ten percent (10%) of any up-front consideration received by Retrack for such license, and (B) five percent (5%) of all royalties or other residual income actually received by Retrack from such license. Notwithstanding the foregoing, Retrack covenants and agrees that it will not grant a license, or any other purported right or interest to manufacture, produce, distribute or sell any Retrack Product to any third party which would infringe upon or otherwise detract from the rights and exclusive geographic territories granted to Smith or the Trust arising out of the License Agreement without first obtaining Smith's and the Trust's prior written consent.

                  (iv) The Royalty payable hereunder shall be perpetual and shall be payable quarterly in arrears by Retrack to the Trust during each of Retrack's fiscal years and shall be due within forty-five (45) days of the expiration of each such fiscal quarter following the effective date hereof. Within forty-five 45 days of the end of each respective accounting period Retrack shall furnish the Trust with a written statement, certified by a duly authorized representative of Retrack, stating the value of the Retrack Products sold in the preceding accounting period and setting forth the essential information concerning the sales by Retrack of Retrack Product subject to the Royalty and upon which the Royalty is calculated. Such information shall include the gross sales price for each Retrack Product sold during such accounting period, the quantity of Retract Products sold, the total amount of consideration and royalties received by Retrack during such accounting period from any licensee as may be permitted as provided above and all other facts necessary to facilitate verification of the calculation of the Royalty payable pursuant to the terms of this Agreement. Payment of the Royalty owed to the Trust shall accompany each such statement.

                  (v) Retrack agrees that it will at all times keep complete, true and correct books of account containing a current record of sales and royalties received and other data in sufficient detail to enable the Royalty payable under this Agreement to be computed and verified. Retrack further agrees to permit an independent certified public accountant acceptable to the Trust to have access for inspection of said books of account at Retrack's principal place of business at reasonable intervals during business hours. The cost of such independent certified public accountant shall be borne by the Trust.

                  (vi) All Royalties due hereunder shall be paid in United States Dollars. All royalties for an accounting period computed in other currencies shall be converted into United States Dollars at the buying rate for the transfer of such other currencies to United States Dollars as quoted by the Chase Manhattan Bank on the last day of such accounting period, or the business day thereafter if such last day shall be a Sunday or a holiday.

                  (vii) In the event any national government imposes any taxes on any part of the payments required hereunder by Retrack to the Trust and requests Retrack to withhold taxes from such payment, Retrack may deduct such taxes from such payments. Tax receipts indicating payments or withholding of taxes on behalf of the Trust shall be promptly submitted to the Trust. Retrack shall cooperate with the Trust in a determination of the propriety of imposition of any such tax.

                  (viii) In the event any national government imposes any exchange restriction prohibiting payments as required under this Agreement, an account in the name of the Trust shall be established in a financial institution of the Trust's choice in the country of such national government and all moneys due the Trust shall be paid into such account, or at the Trust's election, payment shall be made to any account designated by the Trust that complies with such restriction.

                  (ix) Notwithstanding anything in this agreement to the contrary, Retrack's right to manufacture, produce, distribute and sell Retrack Products or other hypodermic syringes employing the Syringe Technology and or the Patents shall not infringe upon Smith's or the Trusts right to manufacture, produce, distribute and sell such hypodermic syringes as contemplated and authorized pursuant to the terms of the License Agreement and within the Geographic Territories defined therein. Further, Retrack and Kelly each covenants and agrees that for so long as the License Agreement remains in effect pursuant to its terms and conditions or pursuant to the terms and conditions of this Agreement, Retrack and Kelly shall not compete or interfere with such rights held by Smith or the Trust nor seek to preclude or otherwise impede Smith's or the Trust's use and enjoyment of the Syringe Technology and Patents as therein provided.

         (c) In the event of the sale of Retrack, all or substantially all of Retrack's assets, or the Syringe Technology or the Patents, Retrack shall pay to the Trust six percent (6%) of the gross proceeds and all other consideration for such sale excluding any and all reasonable and customary commissions and closing costs associated with sale. Retrack and Kelly each covenants and agrees not to sell or otherwise transfer or convey Retrack or any of its assets including the Syringe Technology and the Patents except to a BONA FIDE third party purchaser in an arm's length transaction without the prior express written consent of Smith and the Trust.

         (d) THE TERMS AND CONDITIONS OF PARAGRAPHS 4(B) AND 4(C)-ROYALTIES-SHALL BE MUTUALLY EXCLUSIVE WITH THE LICENSE AGREEMENT THAT IN NO CASE SHALL SMITH AND/OR THE TRUST BE ENTITLED TO BOTH A LICENSE AGREEMENT AND A ROYALTY.

5. DIRECTORSHIP. For a period of five (5) years from the date of this Agreement, Kelly covenants and agrees to endorse Smith for membership on the Board of Directors of Retrack at any and all special shareholders' meetings and annual shareholders' meetings of Retrack wherein substitute directors or full directors shall be elected to the Board of Directors. In furtherance hereof, Kelly covenants and agrees to execute and deliver to Smith any and all instruments including, without limitation, proxy statements affecting all of Kelly's shares of Retrack stock reasonably necessary to accomplish the purpose and intent of this provision. As further inducement for Smith to execute this Agreement, Kelly represents and warrants as of the date hereof that Kelly owns a sufficient number of shares of Retrack stock having voting rights which will enable Kelly to endorse and elect Smith as a member of the Board of Directors for Retrack.

6. RETRACK'S REPRESENTATIONS AND WARRANTIES. Retrack, as a material consideration and in order to induce the Trust and Smith to enter into this Agreement hereby certifies, represents and warrants to the Trust and Smith as of the date hereof as follows:

         (a) Retrack is the sole and lawful owner of the Syringe Technology and the Patents and, on or before October 1, 1999, shall have sole possession of and good, indefeasible title to the Syringe Technology and the Patents free and clear of all claims, liens, encumbrances, leases, licenses and agreements of any kind and shall own all rights and interests appurtenant to the Syringe Technology and the Patents including, without limitation, any trademark rights of any kind relating thereto or any derivative thereof (whether filed of public record or acquired by prior usage) in accordance with any state or federal statute or common law;

         (b) The execution of this Agreement, and all of Retrack's covenants and obligations contained herein including, without limitation, the issuance of shares of Retrack stock to the Trust and/or Smith have been duly authorized by requisite corporate action and shareholder approval and are enforceable and binding against Retrack in all respects. Further, the execution and delivery of this Agreement does not constitute a violation or breach by Retrack of it Articles of Incorporation, bylaws or any provision of any agreement or other instrument to which Retrack is a party or to which Retrack may be subject although not a party, and will not result in or constitute a violation or breach of any judgment, order, writ, junction or decree issued against or binding upon Retrack, the Syringe Technology or the Patents;

         (c) No person, firm or entity has any right or interest in and to the Syringe Technology or the Patents which right or interest is superior or greater to that of Retrack;

         (d) Retrack is currently negotiating in good faith with potential underwriters and is using its best efforts to facilitate and successfully complete the Offering on or before April 1, 2000;

         (e) Except for those matters expressly disclosed to the Trust and Smith in writing prior to the date hereof, there is no action, suit, proceeding or claim affecting the Syringe Technology or the Patents, or any rights or interests appurtenant thereto, nor affecting Retrack and relating to the ownership, use or enjoyment of the Syringe Technology or the Patents pending or being prosecuted in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental entity nor is any such action, suit, proceeding or claim threatened or asserted; and

         (f) Retrack has, prior to and through the date hereof, secured, preserved and maintained the Syringe Technology and the Patents, including all registrations and qualifications that are necessary and proper or otherwise are required by law, to prevent the use of the Syringe Technology or the Patents by third parties or the infringement of the Syringe Technology or the Patents by third parties, or the forfeiture of such rights.

7. NOTICE. All notices, requests, demands and other communications required to be made under this Agreement or in connection therewith shall be given to or be made upon the respective parties at the following addresses:

         To Retrack:

                                  Re-Track USA, Inc.
                                  22 South Main Street
                                  New City, New York 10956

         To Kelly:

                                  c/o Re-Track USA, Inc.
                                  22 South Main Street
                                  New City, New York 10956

         To the Trust:

                                  The Perry Rowan Smith, Jr. Revocable Trust
                                  16420 Park Ten Place, Suite 220
                                  Houston, Texas 77084

         To Smith:

                                  c/o The Perry Rowan Smith, Jr. Revocable Trust 16420 Park Ten Place, Suite 220
                                  Houston, Texas 77084

         All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, shall be delivered by certified or registered mail, return receipt requested, and shall be deemed to have been given when deposited postage prepaid, with the United States Postal Service addressed as specified above. Either party hereto may change its address for Notice specified above by giving the other party ten
(10) days advance written notice of such change of address.

8.       MISCELLANEOUS.

         (a) Retrack shall deliver to the Trust and Smith certified copies of all requisite corporate authorization and consent evidenced by duly executed written resolutions and approvals of the board of directors, shareholders and officers of Retrack as may be required in order to comply with its obligations under the terms of this Agreement and which the Trust and Smith may otherwise reasonably request.

         (b) The parties hereto acknowledge that the failure of any other party, to fulfill its obligations in accordance with the terms of this Agreement will damage the other parties in a way that could not be adequately compensated by monetary damages. Each of the parties therefore agrees that if it fails or refuses to perform its covenants and obligations under this Agreement, the non-defaulting party(s) shall be entitled to obtain specific performance by and injunctive relief against any defaulting party of its covenants and obligations hereunder. The rights and remedies granted in this Agreement in the event of default by any party are cumulative, and the exercise of such rights and remedies shall be without prejudice to the enforcement of any other right or remedy provided under this Agreement or at law or equity.

         (c) The waiver by any party of a breach or default of any provision of this Agreement shall not operate as or be construed to be a waiver of any similar or subsequent breach or default hereof.

         (d) The parties hereto each does hereby acknowledge and stipulate that
(i) all negotiations and discussions pertaining to the subject matter of this Agreement occurred in Houston, Harris County, Texas; and (ii) this Agreement has been executed and delivered in the State of Texas and such execution and delivery shall be deemed to be the transaction of business within the State of Texas; and each does hereby covenant and agree that this Agreement shall be governed by the laws of the State of Texas, and the rights and obligations of the parties thereto shall be construed and interpreted in accordance with the laws of the State of Texas.

         (e) Retrack and Kelly each does hereby covenant and agree that jurisdiction and venue with respect to all actions and proceedings instituted by any party to enforce this Agreement, or to otherwise seek a declaration of rights under this Agreement, shall be in Harris County, Texas, and any lawsuit filed and prosecuted in connection therewith shall be exclusively in any State District Court of Harris County, Texas, or in any United States District Court for the Southern District of Texas, Houston Division. In the event any dispute or controversy arises between the parties out of this Agreement, Retrack and Kelly each hereby irrevocably appoints, authorizes and empowers the Secretary of the State of Texas to act and serve as its respective agent for service of process and citation with respect to any actions or proceedings filed by the Trust or Smith against Retrack and/or Kelly. Retrack and Kelly each unconditionally agrees that the Trust and Smith may serve any judicial process or citation against Retrack and/or Kelly in connection with such actions or proceedings by delivering the same to the Secretary of the State of Texas, in accordance with Tex. Civ. Prac. & Rem. Code Ann. ss. 17.041 ET SEQ. (Vernon
1986), and requesting that such process or citation be forwarded to Retrack and/or Kelly by registered mail at the address provided herein. Retrack and Kelly each stipulates, acknowledges and agrees that the method of service provided herein is reasonably calculated, under all of the circumstances, to give actual notice of the proceedings to Retrack and Kelly in time to answer and defend.

         (f) This Agreement may not be modified or amended except by an agreement in writing signed by all of the parties hereto. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

         (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original upon the execution of this Agreement by all parties hereto and each such executed counterpart shall constitute one and the same Agreement.

         (h) In the event any of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remainder of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been a part hereof.

         (i) The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective heirs, representatives, successors, and assigns.

         (j) In the event it becomes necessary for either party hereto to file a suit to enforce this Agreement or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorney's fees incurred in such suit.

         (k) Except as otherwise provided herein, all capitalized terms used in this Agreement which are also used in the Loan and Security Agreement, Note or the Memorandum of Agreement shall have the same meaning ascribed to such terms therein. This Agreement shall amend the Loan and Security Agreement and Note to the extent, but only to the extent, of the provisions contained herein. Any provision of the Loan and Security Agreement and the Note not specifically addressed herein shall remain unaffected by this Agreement. Except as otherwise provided herein, all terms and provisions of the Loan and Security Agreement and the Note are hereby ratified and confirmed by the parties hereto.

         EXECUTED as of the date first written above.


                                        RE-TRACK USA, INC.


                                        By: /S/ Martin Kelly
                                           -------------------------------------
                                                Martin Kelly, President

                                        THE PERRY ROWAN SMITH, JR.
                                        REVOCABLE TRUST


                                        By: /S/ Perry Rowan Smith Jr.
                                           -------------------------------------
                                                Perry Rowan Smith, Jr., Trustee


                                        /S/ Martin Kelly
                                        ----------------------------------------
                                        MARTIN KELLY



                                        /S/ Perry Rowan Smith Jr.
                                        ----------------------------------------
                                        PERRY ROWAN SMITH, JR.

EXHIBITS:
--------

Exhibit A - License Agreement